Filed pursuant to Rule 424(b)(7)
Registration No. 333-274345

PROSPECTUS SUPPLEMENT

34,900,000 Shares

Patterson-UTI Energy, Inc.

Common Stock

This prospectus supplement relates to the offer and sale of up to an aggregate of 34,900,000 shares of our common stock, $0.01 par value (our “common stock”), by the selling stockholder named herein in one or more offerings. We are not selling any securities under this prospectus supplement.

The selling stockholder may offer and sell the shares from time to time. The selling stockholder may offer the shares at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. For more information on possible methods of offer and sale by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount or at what time or times the selling stockholder may sell the shares of our common stock covered by this prospectus supplement. We will not receive any proceeds from the sale of any shares covered by this prospectus supplement. We will bear the costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions, fees and discounts, if any, attributable to the sale of shares.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PTEN.”

Investing in our common stock involves risks. You should read carefully and consider the risks referenced under “Risk Factors” on page 7 of the accompanying prospectus, as well as the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 5, 2023.

Prospectus Supplement

About This Prospectus Supplement	S-1
Use of Proceeds	S-2
Selling Stockholder	S-2
Plan of Distribution	S-4
Legal Matters	S-9

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Please read “Where You Can Find More Information” in the accompanying prospectus.

Neither we nor the selling stockholder have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectuses we have prepared. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information included in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and that the information incorporated by reference is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of common stock by the selling stockholder.

SELLING STOCKHOLDER

This prospectus supplement covers the offering for resale of up to an aggregate of 34,900,000 shares of our common stock that may be offered and sold from time to time by the selling stockholder identified below under this prospectus supplement, subject to any appropriate adjustment as a result of any share subdivision, split, combination or other reclassification of our common stock. The selling stockholder identified below may currently hold or acquire at any time common stock in addition to the shares registered hereby. The selling stockholder acquired the shares pursuant to an Agreement and Plan of Merger with us dated July 3, 2023 (the “Merger Agreement”). An aggregate of 2,149,495 of such shares have been deposited into escrow with Citibank, N.A. for the benefit of us, on the one hand, and the selling stockholder, on the other hand, under the terms of an escrow agreement in connection with possible post-closing claims. On August 14, 2023, we entered into an agreement containing registration rights with the selling stockholder pursuant to which we were obligated to prepare and file a registration statement, or a prospectus supplement to an existing registration statement, to permit the resale from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of common stock acquired by the selling stockholder pursuant to the Merger Agreement. We are registering the shares of common stock described in this prospectus supplement pursuant to that agreement.

Information concerning the selling stockholder may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus supplement accordingly. To our knowledge, the selling stockholder has not, nor has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of common stock.

We have prepared the paragraph immediately following this paragraph, the table and the related notes based on information supplied to us by the selling stockholder on or prior to August 25, 2023. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of the shares of common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling stockholder may change over time.

The selling stockholder, or its partners, pledgees, donees, transferees or other successors that receive the shares and their corresponding registration rights in accordance with the registration rights agreement to which the selling stockholder is party (each also a selling stockholder for purposes of this prospectus supplement), may sell up to all of the shares of common stock shown in the table below under the heading “Number of Shares Being Offered” pursuant to this prospectus supplement in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus.

Name of Selling Stockholder	Ownership of Common Stock Before the Offering		Number of Shares Being Offered	Ownership of Common Stock After the Offering(1)
	Number	Percentage(2)		Number	Percentage(2)
BEP Diamond Topco L.P.(3)	34,900,000	8.4%	34,900,000	—	—

(1)	Assumes the selling stockholder sells all of the shares of common stock offered pursuant to this prospectus supplement.
(2)	Based upon an aggregate of approximately 415,118,419 shares outstanding as of September 5, 2023.

(3)

Represents (i) 32,750,505 shares of common stock held by BEP Diamond Topco L.P. and (ii) 2,149,495 shares of common stock held in escrow by Citibank, N.A. for the benefit of Patterson-UTI Energy, Inc., on the one hand, and BEP Diamond Topco L.P., on the other hand. BEP Diamond Topco LLC is the general partner of BEP Diamond Topco L.P. BEP Diamond Aggregator L.P. holds a majority of the limited liability company interests in BEP Diamond Topco LLC, and has the power to appoint the majority of the members of the board of managers of BEP Diamond Topco LLC. BCP VII/BEP II Holdings Manager L.L.C. is the general partner of BEP Diamond Aggregator L.P. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of BCP VII/BEP II Holdings Manager L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Securities Partners L.P., an affiliate of Blackstone Inc., identifies as a registered broker-dealer and acts as broker-dealer with respect to securities offerings by various investment funds managed by Blackstone Inc. and its affiliates. Blackstone Securities Partners L.P. is not involved in this transaction. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of each of the persons identified in this note is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

PLAN OF DISTRIBUTION

The common stock is being registered to permit the selling stockholder to offer and sell the common stock from time to time after the date of this prospectus supplement. The selling stockholder and certain of its successors, including certain transferees and assignees, may make sales of the shares of common stock included in this prospectus supplement from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. The selling stockholder may use one or more of the following methods when selling shares of our common stock under this prospectus supplement:

•	underwritten transactions (whether on a firm commitment or best efforts basis, including through bought deals);

•	sales through agents or to or through underwriters, brokers or dealers;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales directly to one or more purchasers;

•	sales on Nasdaq or on any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of the sale;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such common stock at a stipulated price per share of common stock;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in a public auction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement;

•	through the distributions of the common stock by the selling stockholder to its partners, members or stockholders;

•	short sales and delivery of shares of our common stock to close out short positions entered into after the date of this prospectus supplement;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus supplement.

Additionally, the selling stockholder may elect to make an in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement is a part. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through the registration statement of which this prospectus supplement is a part. The selling stockholder also may transfer shares of our common stock in other circumstances, in which case the transferees or other successors in interest may be the selling beneficial owners for purposes of this prospectus supplement.

Prospectus supplements may be prepared that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares of our common stock offered thereby, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

The selling stockholder may fix a price or prices of shares of our common stock at:

•	market prices prevailing at the time of any sale under the registration statement of which this prospectus supplement is a part;

•	prices related to market prices; or

•	negotiated prices.

The selling stockholder may change the price of shares of our common stock offered from time to time.

If the selling stockholder uses underwriters in an offering, it will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If the selling stockholder uses an underwriting syndicate, the managing underwriter(s) will be specified on the cover of such prospectus supplement. If the selling stockholder uses underwriters for a sale of shares of our common stock, the underwriters will acquire such shares for their own accounts. The underwriters may resell such shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered shares will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered shares if any are purchased.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

If dealers are used in an offering, the selling stockholder may sell shares of our common stock to the dealers as principals. The dealers then may resell the shares to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from the selling stockholder and any profit on their resale of shares of our common stock may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified in the applicable prospectus supplement and their compensation will be described. We and the selling stockholder may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of our common stock.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us or the selling stockholder in the ordinary course of business.

If so indicated in a prospectus supplement, the selling stockholder will authorize underwriters or other persons acting as the selling stockholder’s agents to solicit offers by institutional investors to purchase shares of our common stock pursuant to contracts providing for payment and delivery on a future date. The selling stockholder may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered shares will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

The selling stockholder may sell the shares of common stock they hold using a public auction process in which the public offering price and the allocation of the common stock will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the shares of common stock offered in the auction, and subject to agreement between the selling stockholder and the underwriter or underwriters to proceed with the offering, the shares of common stock will be allocated to winning bidders by the underwriter or underwriters. If the selling stockholder uses a public auction process to sell the shares of common stock, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus supplement.

The selling stockholder or its underwriters, broker-dealers, or agents may make sales of the common stock that are deemed to be an “at-the-market offering” as defined in Securities Act Rule 415, which includes sales of such shares of common stock made directly on or through Nasdaq or any stock exchange on which the shares are listed, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

In connection with offerings of common stock under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed shares of common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares of common stock are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

In addition, the selling stockholder may enter into derivative transactions with third parties, or sell shares of our common stock not covered by this prospectus supplement to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares of our common stock covered by this prospectus supplement, including in short sale transactions. If so, the third party may use shares of our common stock pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use shares of our common stock received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus supplement, will be named in an applicable prospectus supplement (or a post-effective amendment).

In addition, the selling stockholder may otherwise loan or pledge shares of our common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in such shares or in connection with a concurrent offering of other securities.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by it. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus supplement. The number of shares of our common stock offered under this prospectus supplement by the selling stockholder will decrease as and when such events occur.

The selling stockholder and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus supplement. In the event that an offering made pursuant to a prospectus supplement is subject to FINRA Rule 5121, such prospectus supplement will comply with the prominent disclosure provisions of that rule.

We have agreed to pay the expenses of the registration of the shares of common stock offered and sold by the selling stockholder under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including, but not limited to, all registration and filing fees. We will not pay any underwriting fees, discounts and selling commissions and transfer taxes allocable to the selling stockholder’s sale of common stock, which will be paid by the selling stockholder.

We have agreed to indemnify, in certain circumstances, the selling stockholder against certain civil liabilities, including certain liabilities under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain civil liabilities, including certain liabilities under the Securities Act.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

There can be no assurances that the selling stockholder will sell, nor is the selling stockholder required to sell, any or all of the shares of common stock included in this prospectus supplement.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors, assignees and donees by prospectus supplement in instances where the transferee, successor, assignee or donee has acquired its shares from holders named in this prospectus supplement after the effective date of this prospectus supplement. Transferees, successors, assignees and donees of the selling stockholder may not be able to use this prospectus supplement for resales until they are named in the selling stockholder table by prospectus supplement or post-effective amendment. See “Selling Stockholder.”

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

We or selling securityholders may offer and sell the securities listed above from time to time in one or more offerings of one or more classes or series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about such offering and the terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We or selling securityholders may sell these securities directly or through one or more agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities. You also should read the documents to which we have referred you in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “PTEN.”

Investing in any of our securities involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 5, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we or selling securityholders identified in a prospectus supplement may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or selling securityholders offer and sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus, any prospectus supplement and any pricing supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Patterson-UTI,” the “Company,” “we,” “us” or “our” are to Patterson-UTI Energy, Inc. and its consolidated subsidiaries. Patterson-UTI Energy, Inc. conducts its operations through its wholly-owned subsidiaries and has no employees or independent business operations.

ABOUT PATTERSON-UTI ENERGY, INC.

We are a leading provider of drilling and completions services to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling services, integrated well completion services and directional drilling services in the United States, and specialized bit solutions in the United States, Middle East and many other regions around the world.

Our contract drilling business operates in the continental United States and internationally in Colombia and, from time to time, we pursue contract drilling opportunities in other select markets. Our well completions business operates in the continental United States. We are also a global provider of specialized drill bit solutions. We also provide a comprehensive suite of directional drilling services in most major producing onshore oil and gas basins in the United States, and we provide services that improve the statistical accuracy of wellbore placement for directional and horizontal wells. We have other operations through which we provide oilfield rental tools in select markets in the United States. We also service equipment for drilling contractors, and we provide electrical controls and automation to the energy, marine and mining industries, in North America and other select markets. In addition, we own and invest, as a non-operating working interest owner, in oil and natural gas assets that are primarily located in Texas and New Mexico.

Our principal executive offices are located at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064, and our telephone number at that address is (281) 765-7100. Our website address is www.patenergy.com. The information on our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

We also make available free of charge on our website at www.patenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•

our Annual Report on Form 10-K for the year ended December  31, 2022, as amended by Form 10-K/A filed on July  17, 2023, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2023 Annual Meeting of Stockholders filed on April  11, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023;

•

our Current Reports on Form 8-K filed on January  3, 2023, January  4, 2023, February  8, 2023, April  27, 2023, June  8, 2023, June  15, 2023, June  16, 2023, July  5, 2023, July  17, 2023, July  26, 2023, July  28, 2023, August  14, 2023, August  14, 2023, August  18, 2023 and September 1, 2023, and our Current Report on Form 8-K/A filed on September 5, 2023; and

•

the Description of Securities Registered Pursuant to Section  12 of the Exchange Act filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 16, 2022, together with any amendment or report filed with the SEC updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request and we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of this prospectus and any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Private Securities Litigation Reform Act of 1995, as amended. These “forward-looking statements” involve risk and uncertainty. These forward-looking statements include, without limitation, statements relating to: liquidity; revenue, cost and margin expectations and backlog; financing of operations; oil and natural gas prices; rig counts and frac spread counts; source and sufficiency of funds required for building new equipment, upgrading existing equipment and acquisitions (if opportunities arise); demand and pricing for our services; competition; equipment availability; government regulation; legal proceedings; debt service obligations; impact of inflation and economic downturns; and other matters. Our forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” or the negative thereof and other words and expressions of similar meaning. The forward-looking statements are based on certain assumptions and analyses we make in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These risks and uncertainties also include those set forth under “Risk Factors,” beginning on page 7, as well as, among others, risks and uncertainties relating to:

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the benefits of the recently completed merger with NexTier Oilfield Solutions Inc. (“NexTier”) and the acquisition of Ulterra Drilling Technologies, L.P. (“Ulterra”) on our financial condition, results of operations, strategy and plans and our ability to realize those benefits;

•	synergies, costs and other anticipated financial impacts of the NexTier merger and the Ulterra acquisition;

•	future financial and operating results of the combined company;

•	the combined company’s plans, objectives, expectations and intentions with respect to future operations and services;

•	adverse oil and natural gas industry conditions;

•	global economic conditions, including inflationary pressures and risks of economic downturns or recessions in the United States and elsewhere;

•	volatility in customer spending and in oil and natural gas prices that could adversely affect demand for our services and their associated effect on rates;

•	excess availability of land drilling and completions equipment, including as a result of reactivation, improvement or construction;

•	competition and demand for our services;

•	the impact of the ongoing war in Ukraine and instability in other international regions;

•	strength and financial resources of competitors;

•	utilization, margins and planned capital expenditures;

•	liabilities from operational risks for which we do not have and receive full indemnification or insurance;

•	operating hazards attendant to the oil and natural gas business;

•	failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts);

•	the ability to realize backlog;

•	specialization of methods, equipment and services and new technologies, including the ability to develop and obtain satisfactory returns from new technology;

•	the ability to retain management and field personnel;

•	loss of key customers;

•	shortages, delays in delivery, and interruptions in supply, of equipment and materials;

•	cybersecurity events;

•	synergies, costs and financial and operating impacts of acquisitions;

•	difficulty in building and deploying new equipment;

•	governmental regulation;

•	climate legislation, regulation and other related risks;

•	environmental, social and governance practices, including the perception thereof;

•	environmental risks and ability to satisfy future environmental costs;

•	technology-related disputes;

•	legal proceedings and actions by governmental or other regulatory agencies;

•	the ability to effectively identify and enter new markets;

•	public health crises, pandemics and epidemics;

•	weather;

•	operating costs;

•	expansion and development trends of the oil and natural gas industry;

•	ability to obtain insurance coverage on commercially reasonable terms;

•	financial flexibility;

•	adverse credit and equity market conditions;

•	availability of capital and the ability to repay indebtedness when due;

•	our return of capital to stockholders;

•	stock price volatility;

•	compliance with covenants under our debt agreements; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.

We caution that the foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in this prospectus and the documents incorporated by reference and may be contained in our future filings with the SEC. You are cautioned not to place undue reliance on any of our forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise. In the event that we update any forward-looking statement, no inference should be made that we will make additional updates with respect to that statement, related matters or any other forward-looking statements. All subsequent written and oral forward-looking statements concerning us or other matters and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as may otherwise be stated in any prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of outstanding indebtedness. We will not receive any proceeds from the sale of securities offered by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Patterson-UTI Energy, Inc. and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities will be issued under the Indenture, dated November 15, 2019 (the “Senior Indenture”), between us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and the Trustee or another trustee to be named in a prospectus supplement. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and the Trustee or another trustee to be named in a prospectus supplement.

The Senior Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. If we issue any senior subordinated debt securities or subordinated debt securities, we will file forms of the senior subordinated debt indenture and the subordinated debt indenture, as applicable, by amendment to the registration statement of which this prospectus is a part. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to any of our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to such indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to such indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

As of September 5, 2023, our authorized capital stock consisted of 800,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The following summary of the capital stock, restated certificate of incorporation and amended and restated bylaws of Patterson-UTI Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our restated certificate of incorporation and amended and restated bylaws.

Common Stock

Voting Rights

The holders of Patterson-UTI shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of Patterson-UTI shares do not have cumulative voting rights.

Dividends

The holders of Patterson-UTI shares are entitled to receive dividends when, as and if declared by the Patterson-UTI board of directors out of funds legally available therefor. However, if any shares of Patterson-UTI preferred stock are at the time outstanding, the payment of dividends on Patterson-UTI shares or other distributions (including Patterson-UTI’s repurchase of Patterson-UTI shares) will be subject to the declaration and payment of all cumulative dividends on outstanding shares of Patterson-UTI preferred stock.

Liquidation

In the event of the dissolution, liquidation or winding up of Patterson-UTI, the holders of Patterson-UTI shares will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Patterson-UTI indebtedness, and the payment of the aggregate liquidation preference of any preferred stock.

Other Rights

The holders of Patterson-UTI shares do not have any conversion, redemption or preemptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for Patterson-UTI shares is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PTEN.”

Preferred Stock

The Patterson-UTI board of directors can, without approval of its stockholders, issue one or more additional series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series by appropriate board resolutions. The terms of any preferred stock will be subject to and qualified by the certificate of designation relating to any applicable series of preferred stock. Undesignated preferred stock may enable the Patterson-UTI board of directors to render more difficult or to discourage an attempt to obtain control of Patterson-UTI by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of Patterson-UTI’s management. As a result, the issuance of shares of a series of preferred stock may discourage bids for Patterson-UTI shares or may otherwise adversely affect the market price of Patterson-UTI shares or any other series of Patterson-UTI preferred stock. The issuance of shares of preferred stock may also adversely affect the rights of the holders of Patterson-UTI shares. For example, any preferred stock issued may rank senior to Patterson-UTI shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into Patterson-UTI shares or other securities.

The prospectus supplement relating to any series of preferred stock Patterson-UTI offers will include specific terms relating to the offering and the name of any transfer agent for that series. Patterson-UTI will file the form of the preferred stock with the SEC before Patterson-UTI issues any preferred stock, and you should read the terms of such preferred stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any terms for the conversion or exchange of the preferred stock for other securities of Patterson-UTI or any other entity;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any redemption provisions;

•	any liquidation preference;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Section 203 of DGCL

Patterson-UTI is subject to Section 203 of the Delaware General Corporation Law (“DGCL”). Subject to limited exceptions, Section 203 of the DGCL prohibits “business combinations,” including certain mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (1) the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction, (2) after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by officers and directors of the interested stockholder and (b) shares held by specified employee benefit plans, or (3) at or subsequent to such time the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

Other Provisions Having a Possible Anti-Takeover Effect

In addition to being subject to Section 203 of the DGCL, Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws contain certain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The following paragraphs set forth a summary of these provisions:

Special Meetings of Stockholders

The Patterson-UTI restated certificate of incorporation provides that special meetings of stockholders may be called only by the Patterson-UTI board of directors (or a majority of the members thereof), the chief executive officer, the president or the holders of a majority of the outstanding stock entitled to vote at such special meeting. This provision will make it more difficult for Patterson-UTI stockholders to call a special meeting.

No Stockholder Action by Written Consent

The Patterson-UTI restated certificate of incorporation provides that stockholder action may be taken only at annual or special meetings and not by written consent of the stockholders.

Forum Selection

The Patterson-UTI amended and restated bylaws provide that, unless Patterson-UTI selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States. For purposes of the provision, internal corporate claims means claims, including claims in the right of Patterson-UTI: (i) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of Patterson-UTI shall be deemed to have notice of and consented to the provision.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of debt securities, common stock, preferred stock or other securities of Patterson-UTI or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

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the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

To the extent this prospectus is used by any selling securityholder to resell common stock or other securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Gibson, Dunn & Crutcher LLP, Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NexTier as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of BEP Diamond Topco L.P. as of and for the year ended December 31, 2022 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.